UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2011

GBS ENTERPRISES INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

302 North Brooke Drive
 Canton, GA 30014
 (Address of Principal Executive Offices)
 (Zip Code)

(404) 474-7256
 (Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report)

Copies to:
 Philip Magri, Esq.
The Sourlis Law Firm
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (646) 373-7430
T: (732) 530-9007
 F: (732) 530-9008
philmagri@sourlislaw.com
 www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2011, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), consummated its acquisition of IDC Global, Inc., a Delaware corporation (“IDC”), pursuant to an Acquisition Agreement, dated July 15, 2011 (the “Agreement”), by and among the Company, IDC, the shareholders of IDC (the “IDC Shareholders”) represented by a Shareholder Representative, and the management shareholders of the Company (the “Management Shareholders”) represented by a Management Shareholder Representative.

Pursuant to the Agreement, the Company purchased 100% of the issued and outstanding shares of capital stock of IDC (the “IDC Shares”) from the IDC Shareholders in consideration for (i) an aggregate of 800,000 restricted shares of common stock of the Company (the “GBS Common Stock”) and (ii) $750,000.   The Company also agreed to issue an aggregate of 80,000 restricted shares of GBS Common Stock to the Management Shareholders and to pay signing bonuses to certain IDC personnel, totaling $35,000.  The
Company also agreed to reimburse IDC up to $25,000 for incurred accounting and legal fees related to the transaction.

IDC is a privately held company that provides nationwide network and data center services.  IDC delivers customized, high availability technology solutions for WAN, Wireless Services, Co-location & Hosting, Managed Services, and Network Security. IDC has data centers in Chicago, New York and London and other key cities.  IDC is helping customers make the transition from large, static and expensive on-premise computing to dynamic, flexible and cost-effective off-premise computing.  The acquisition of IDC provides the Company with the infrastructure needed to provide a comprehensive end-to-end solution for all customers regardless of their platforms.  It proves especially beneficial to IBM Lotus Domino and Notes customers who finally have the same options as other platforms

The Company issued the foregoing shares of GBS Common Stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded the Company under Section 4(2) of Regulation D promulgated under the Securities Act due to the fact that the issuances were isolated and did not involve a public offering of securities.

Item 7.01. Regulation FD Disclosure.

On July 28, 2011, the Company issued the Press Release filed as Exhibit 99.1 to this Form 8-K.

The information in this Current Report furnished pursuant to Items 7.01 and 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report in not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Description

10.1	Acquisition Agreement, dated July 15, 2011, by and among GBS Enterprises Incorporated, IDC Global, Inc., the IDC Shareholders’ Representative and Management Shareholders’ Representative

99.1	Press Release issued on July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Joerg Ott
Joerg Ott
Chief Executive Officer
(Principal Executive Officer)
Dated: July 28, 2011